UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 6, 2014

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas	1-32414	72-1121985
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Nine Greenway Plaza, Suite 300

Houston, Texas 77046

(Address, of principal executive offices) (Zip Code)

713.626.8525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 6, 2014, W&T Offshore, Inc. (the “Company” or “W&T”) appointed Karen S. Acree to the position of Chief Accounting Officer of the Company, in addition to her current position as Vice President, Controller of the Company. John D. Gibbons, who voluntarily relinquished the position of Chief Accounting Officer immediately prior to Ms. Acree’s appointment, will continue to serve as Senior Vice President and Chief Financial Officer of the Company. Ms. Acree will serve as Vice President, Controller and Chief Accounting Officer until her successor is duly appointed and qualified by the Board of Directors of the Company, or, if earlier, until her death, resignation, or removal from office.

Ms. Acree, age 57, has over 35 years of experience of public company accounting and financial reporting experience. She joined W&T in September 2007 as the Vice President, Controller. From March 2006 to August 2007, Ms. Acree worked at Bois d’Arc Energy, Inc., an NYSE-traded company, as Vice President and Controller. From 1982 to 2006, she worked for Global Santa Fe Corporation in a variety of positions, including Assistant Controller at the time she left the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 7, 2014

W&T OFFSHORE, INC.
(Registrant)

By:	/s/ John D. Gibbons
John D. Gibbons
Senior Vice President and Chief Financial Officer